UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2017

Blackstone Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-213043	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 583-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement.

The information discussed under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Acquisition of the TA Multifamily Portfolio

On April 13, 2017, Blackstone Real Estate Income Trust, Inc. (the “Company”) acquired fee simple interests in six high quality multifamily properties totaling 2,514 units (the “TA Multifamily Portfolio”). The portfolio was acquired from an affiliate of TA Realty, an unaffiliated third party, for approximately $430 million, excluding closing costs. The TA Multifamily Portfolio consists of a 32-floor high quality property in downtown Orlando and five garden style properties located in the suburbs of Palm Beach Gardens, Orlando, Chicago, Dallas and Kansas City.

The Company believes the TA Multifamily Portfolio’s markets benefit from attractive fundamentals. Employment and population growth in the portfolio’s markets in 2016 were each more than double the national average. Further, multifamily occupancy in the portfolio’s markets has been stable, remaining above 92% over the last 21 years. The properties in the TA Multifamily Portfolio face competition from similarly situated properties in and around their respective submarkets.

The following table provides an overview of the TA Multifamily Portfolio.

				As of March 31, 2017
Portfolio Name	Sector	Location	Total Units	Occupancy(1)	Average Effective Monthly Base Rent Per Unit(1)
TA Multifamily Portfolio	Multifamily	See below	2,514	93%	$1,404

(1)	Weighted average occupancy and average effective monthly base rent per unit exclude the retail space and the parking garages at 55 West, the downtown Orlando property.

The following table sets forth the market, year built and number of units for each of the six properties in the TA Multifamily Portfolio.

Property	Market	Year Built	Number of Units

55 West(1)	Orlando, FL	2010	461

San Merano	Palm Beach Gardens, FL	2003	476

Estates at Park Avenue	Orlando, FL	2004	432

The Preserve at Osprey Lake	Chicago, IL	2000	483

Addison Keller Springs Apartments	Dallas, TX	2013	353

West End at City Center	Kansas City, KS	2009	309

(1)	The 55 West property is a 32-floor high rise multifamily building in downtown Orlando that includes approximately 70,000 square feet of retail space on the ground floor, a 244-space parking garage, and a leasehold interest in an adjacent 868-space parking garage.

The acquisition of the TA Multifamily Portfolio was funded with cash on hand, which primarily consists of proceeds from the Company’s public offering, and a $95 million draw on the Company’s existing line of credit with an affiliate of The Blackstone Group L.P. (the “Line of Credit”).

The purchase and sale agreement for this acquisition is included as Exhibit 10.1 to this Current Report on Form 8-K.

Acquisition of the HS Industrial Portfolio

On April 18, 2017, the Company acquired a fee simple interest in the HS Industrial Portfolio (the “HS Industrial Portfolio”), a six million square foot collection of predominantly infill industrial assets. The portfolio was acquired from an affiliate of High Street Realty Company, an unaffiliated third party, for approximately $402 million, excluding closing costs. The HS Industrial Portfolio is 97% leased to over 90 tenants and consists of 38 industrial properties located in six submarkets, with the following concentration based on square footage: Atlanta (38%), Chicago (23%), Houston (17%), Harrisburg (10%), Dallas (10%) and Orlando (2%).

The Company believes the HS Industrial Portfolio’s markets benefit from attractive fundamentals. Over the last two years, market rents have increased by 5% annually while vacancy has declined by approximately 100 basis points to 5.2%. Infill industrial supply in these markets is expected to be constrained at 0.6% of stock throughout 2017 given limited land availability near these population centers. The positive fundamentals have resulted in weighted average releasing spreads of 12% over the last two years. “Releasing spreads” is a measurement of the change in rent per square foot between new and expiring leases at a property. The properties in the HS Industrial Portfolio face competition from similarly situated properties in and around their respective submarkets.

The following table provides an overview of the HS Industrial Portfolio.

			As of March 31, 2017
Portfolio Name	Sector	Total Square Footage (in thousands)	Occupancy	Average Effective Annual Base Rent Per Leased Square Foot(1)

HS Industrial Portfolio	Industrial	5,972	97%	$4.31

(1)	Average effective annual base rent per leased square foot is determined from the annualized March 2017 base rent per leased square foot and excludes tenant recoveries, straight-line rent and above-below market lease amortization.

The acquisition of the HS Industrial Portfolio was funded through a combination of cash on hand (which primarily consists of proceeds from the Company’s public offering), a $5 million draw on the Line of Credit, and a $292 million loan to one of the Company’s subsidiaries from various lenders for which Bank of America, N.A. acts as administrative agent (the “BofA Loan”). The BofA Loan is guaranteed by the Company and its operating partnership and has an interest rate equal to LIBOR plus a spread of 210 basis points. The BofA Loan matures 90 days after closing (but may be extended for an additional 90 days) and the Company expects to convert the BofA Loan shortly after closing into long-term financing on the HS Industrial Portfolio. The BofA Loan contains various customary covenants that restrict the Company and its subsidiaries’ ability to take certain actions and includes financial covenants to (a) not permit the Company’s consolidated leverage ratio to exceed 65%, and (b) not permit the Company’s consolidated tangible net worth to at any time be less than the sum of 75% of the Company’s consolidated tangible net worth as of March 31, 2017 and 75% of the net cash proceeds received by the Company from issuances and sales of its equity interests occurring after March 31, 2017; the Company expects that such financial covenants will be removed upon the conversion of the BofA Loan to long-term financing.

The purchase and sale agreement for this acquisition is included as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The required financial statements for each of the portfolios described above will be filed in accordance with Rule 3-14 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one days after the latest date on which the initial Current Report related to the applicable portfolio acquisition could have been timely filed.

(b) Pro forma financial information.

The required pro forma financial information for each of the portfolios described above will be filed in accordance with Article 11 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one days after the latest date on which the initial Current Report related to the applicable portfolio could have been timely filed.

(d) Exhibits:

Exhibit No.	Description
10.1	Purchase and Sale Agreement between a subsidiary of the Company and an affiliate of TA Realty.
10.2	Purchase and Sale Agreement between a subsidiary of the Company and an affiliate of High Street Realty Company.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties. A discussion of factors that may affect future results is contained in the Company’s Registration Statement on Form S-11 (File No. 333-213043) and in the Company’s annual report on Form 10-K for the year ended December 31, 2016, as such factors may be updated from time to time in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation to update forward-looking statements, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.
Date: April 19, 2017

	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Securities Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Purchase and Sale Agreement between a subsidiary of the Company and an affiliate of TA Realty.
10.2	Purchase and Sale Agreement between a subsidiary of the Company and an affiliate of High Street Realty Company.